Exhibit 1



     We, the undersigned, hereby express our agreement that the attached Amendment No. 5 to Schedule 13D is filed on behalf of each of the undersigned.


October 29, 1998                             /s/ J. Judson Williams II
                                             ----------------------------
                                                 J. Judson Williams II, Esq.
                                                 Power of Attorney for
                                                 Floyd D. Gottwald, Jr.



                                             /s/ Bruce C. Gottwald
                                             ------------------------------
                                                 Bruce C. Gottwald